Exhibit 99.1

PRESS RELEASE

For further information, contact:	Paul A. Bragg – Chairman and Chief Executive Officer
(281) 404-4700

VANTAGE DRILLING COMPANY ANNOUNCES PROPOSED

PUBLIC OFFERING OF ORDINARY SHARES

HOUSTON, TX – July 19, 2010 – Vantage Drilling Company (“Vantage”) (NYSE Amex: VTG.U) (NYSE Amex: VTG) (NYSE Amex: VTG.WS) announced today that it intends to offer, subject to market and other conditions, $50.0 million of ordinary shares. In connection with this offering, Vantage will grant the underwriters an option to purchase an additional $7.5 million of ordinary shares to cover any over-allotments. Concurrently with the consummation of this offering, Offshore Group Investment Limited, one of Vantage’s wholly-owned subsidiaries (“OGIL”), is offering $960.0 million in aggregate principal amount of Senior Secured Notes due 2015 (the “OGIL Notes”). The consummation of this public offering of ordinary shares is conditioned upon the closing of the offering of the OGIL Notes and the closing of Vantage’s previously announced acquisition of the 55% interest in Mandarin Drilling Corporation (the owner of the construction contract for the Platinum Explorer) that it does not own from F3 Capital (the “Acquisition”). Vantage expects to use the net proceeds from these concurrent offerings to fund the Acquisition, the remaining construction payments for the Platinum Explorer, to refinance certain of its outstanding indebtedness, including the 13 1/2% Senior Secured Notes issued by P2021 Rig Co., a wholly-owned subsidiary of Vantage, and its existing credit facility, and for general corporate purposes.

Jefferies & Company, Inc. and Johnson Rice & Company L.L.C. are acting as joint book-running managers for the offering. The offering will be made under Vantage’s effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”). Prospective investors should read the preliminary prospectus supplement and the shelf registration statement for more complete information about Vantage and the offering. Copies of the preliminary prospectus supplement and the accompanying prospectus and, when available, copies of the final prospectus supplement will be available on the SEC’s website, www.sec.gov, and by contacting Jefferies & Company, Inc., at 520 Madison Avenue, 12th Floor, Syndicate Middle Office, New York, NY 10022, Attention: Stephen M. Ficara , or by phone at 212-284-3418, or by contacting Johnson Rice & Company L.L.C., at 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana 70113, or by phone at (504) 525-3767.

This news release does not constitute an offer to sell or solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and related base prospectus.

About Vantage

Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of eight owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

Forward-Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Vantage’s expectations or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Vantage’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including, among other things, changing market conditions, Vantage’s ability to complete the offerings and the Acquisition. For more information, see Vantage’s filings with the SEC, including the preliminary prospectus supplement relating to the proposed offering.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by law, Vantage does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time and it is not possible for management to predict all such factors.